Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2018 First Quarter Results

PORT WASHINGTON, N.Y., November 2, 2017 — ACETO Corporation (Nasdaq: ACET), focused on the global marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the first quarter of fiscal 2018 ended September 30, 2017.

First Quarter Fiscal 2018 versus First Quarter Fiscal 2017

•	Net sales of $185.3 million versus $128.0 million, a 44.7% increase
•	Gross profit of $40.0 million versus $30.8 million, a 29.7% increase
•	Net income of $0.5 million versus $4.4 million, a 89.6% decrease
•	Diluted EPS of $0.01 versus $0.15, an 93.3% decrease
•	Non-GAAP Adjusted Net Income of $10.7 million versus $8.3 million, a 29.1% increase
•	Non-GAAP Adjusted EPS of $0.30 versus $0.28, a 7.1% increase

Management Commentary

“Our legacy Rising Pharmaceuticals business posted its first year-over-year increase in quarterly sales in over a year, supported by new product launches in the second half of fiscal 2017. In addition, Human Health segment sales benefited from the addition of the Citron and Lucid products. However, pricing pressure on the more mature products in the legacy Rising portfolio and the inclusion of the Citron and Lucid products, which carry a lower gross margin, contributed to a contraction in segment profitability,” said William C. Kennally, III, Chief Executive Officer of ACETO. “On the strength of the cash flow generated by our stable Pharmaceutical Ingredients and Performance Chemicals segments and a significant improvement in our Human Health accounts receivable collections, we generated $44 million in operating cash flow, which gave us ample funds to pay down $24 million of long-term debt for a leverage ratio of 3.71x at quarter end.

“While our first quarter results were largely in-line with our expectations and we still plan to launch 15 to 20 products in fiscal 2018, the timing of some of our product launches will be delayed due to API constraints and technical challenges, issues which we expect to fully resolve as the year progresses. Additionally, our current view of industry conditions is now indicating greater than previously expected headwinds in terms of both competitive intensity and the impact from ongoing customer consolidations. As a result, we are lowering our net sales and profit guidance. Nevertheless, we believe we remain well positioned to weather what has become a prolonged generics industry downturn and grow net sales, based on the steady supply of new products to launch, our strong balance sheet and our steady cash generating businesses. With our large and diversified portfolio of 140 generic drug products and robust pipeline of 115 product candidates, consisting of 60 ANDAs approved or on file at the FDA and 55 products under development, our strategic transition toward human health will continue to move forward,” concluded Mr. Kennally.

Please see fiscal 2018 guidance provided within this press release after the financial review.

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First Quarter Financial Review

Net sales for the first quarter of fiscal 2018 were $185.3 million, an increase of 44.7% from $128.0 million reported in the first quarter of fiscal 2017. Total Company gross profit was $40.0 million, an increase of 29.7%, compared to $30.8 million in the first quarter of fiscal 2017. Gross margin for the first quarter was 21.6% compared to 24.1% in the prior year period.

Human Health segment sales were $106.0 million, an increase of 121.4%, compared to $47.9 million for the first quarter of fiscal 2017. The revenue increase primarily reflects the addition of $55.1 million from the acquisition of certain products and related assets of Citron and Lucid. Gross profit for the Human Health segment was $24.6 million, an increase of 73.5%, compared to $14.2 million for the first quarter of fiscal 2017, reflecting the addition of certain products and related assets of Citron and Lucid. Gross margin for the first quarter was 23.2%, compared to 29.7% in the prior year period. The decrease in gross margin was due to the addition of relatively lower gross margin from the Citron and Lucid products and to the decline of gross profit for certain legacy Rising products.

Pharmaceutical Ingredients segment sales were $36.6 million, a decrease of 9.9%, compared to $40.6 million for the first quarter of fiscal 2017. The segment’s sales decrease was driven by lower sales of domestic APIs. Gross profit in the quarter was $5.8 million, a 16.0% decrease compared to $7.0 million for the first quarter of fiscal 2017. Gross margin for the first quarter was 16.0%, compared to 17.1% in the prior year period. The decrease in gross profit and margin was driven by lower sales of domestic APIs and a less favorable product mix in APIs.

Performance Chemicals segment sales were $42.7 million, an increase of 8.0% compared to $39.5 million for the first quarter of fiscal 2017, largely due to higher sales of agricultural and pigment intermediates in the Specialty Chemicals business. Gross profit was $9.5 million, a decrease of 1.9%, compared to $9.7 million for the first quarter of fiscal 2017. Gross margin was 22.3% for the first quarter, compared to 24.5% in the prior year period. The decrease in gross profit and margin was primarily due to lower sales of certain agricultural protection products and a less favorable product mix of specialty chemical products.

Total selling, general and administrative expenses were $31.1 million compared to $21.0 million in the same period last year, a 48.2% increase, with $5.4 million of the increase attributable to amortization expense associated with the purchase of intangible assets related to the Citron and Lucid product purchase. Also included in selling, general and administrative expenses for the first quarter of 2018 were $4.1 million of one-time costs associated with the departure of the company’s former CEO. Research and Development expenses in the first quarter totaled $1.6 million compared to $1.1 million in the prior year period. The majority of R&D expenses are milestone based and fluctuate quarterly.

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Operating income totaled $7.2 million, a decrease of 17.6% from the first quarter of fiscal 2017. Net income was $0.5 million, or $0.01 per diluted share, compared to net income of $4.4 million, or $0.15 per diluted share, for the comparable quarter of fiscal 2017. Non-GAAP Adjusted Net Income was $10.7 million in the first quarter, compared to $8.3 million in the prior period, a 29.1% increase. Non-GAAP Adjusted Earnings per Share were $0.30, compared to $0.28 in the year ago first quarter, a 7.1% increase.

Fiscal 2018 Guidance

For the fiscal year ending June 30, 2018, at current exchange rates, ACETO is providing financial guidance as follows:

•	Total revenues to increase approximately 15% to 20%;
•	Reported diluted GAAP earnings per share between $0.23 and $0.33;
•	Diluted Non-GAAP earnings per share between $1.05 and $1.15.

The Company's fiscal 2018 financial guidance is based in part on the following assumptions:

•	Generic industry headwinds continued in our first fiscal quarter and we are expecting annual price erosion in the low double digits percentage;
•	R&D expense of approximately $10 million; and
•	Total generic product launches of 15 to 20.

Senior Financial Executive Changes

On October 26, 2017, Doug Roth, Senior Vice President and Chief Financial Officer of ACETO, announced his retirement from the company, effective March 31, 2018. The company has commenced a search for his replacement. Also, on October 27, 2017, Fran Scally, ACETO Vice President, Financial Reporting, Compliance and Risk, was designated to serve as the company’s chief accounting officer, effective immediately.

Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00 a.m. ET on Friday, November 3, 2017. To participate in the conference call, please dial (877) 317-6789 or (412) 317-6789 approximately 10 minutes prior to the call. Please reference conference ID # 10112224.

The call is also being webcast with an accompanying presentation, which can be accessed through the investor relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software and download the presentation.

A telephone replay of the conference call will be available from 11:00 a.m. ET on November 3, 2017 until 11:59 p.m. ET on November 10, 2017 and may be accessed by calling (877) 344-7529 and referencing conference ID # 10112224. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

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Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. These measures, Adjusted Net Income and Adjusted EPS, are based upon net income excluding amortization of intangibles, debt extinguishment, amortization of debt discount and debt issuance costs, transaction costs related to acquisitions and the impact of Accounting Standards Update (“ASU”) 2016-09. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income and Adjusted EPS to U.S. GAAP net income and GAAP EPS are presented in the table Non-GAAP Reconciliation of this press release.

About ACETO

ACETO Corporation, incorporated in 1947, is focused on the global marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceutical products), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products). With business operations in nine countries, ACETO distributes over 1,100 chemical compounds used principally as finished products or raw materials in the pharmaceutical, nutraceutical, agricultural, coatings and industrial chemical industries. ACETO's global operations, including a staff of 25 in China and 12 in India, are distinctive in the industry and enable its worldwide sourcing and regulatory capabilities.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make including the recently announced acquisition of products from Citron Pharma, LLC, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as "may," "will," "expect," "believe," "anticipate," "project," "plan," "intend," "estimate," and "continue," and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, the Company’s sales and earnings guidance and statements regarding the expected impact of product launches. ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and other filings. Copies of these filings are available at www.sec.gov.

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Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:
LHA
Jody Burfening
jburfening@lhai.com
(212) 838-3777

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(Financial Tables Follow)

Aceto Corporation and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	(unaudited)
	Three Months Ended
	September 30,
	2017	2016
Net sales	$185,255	$128,018
Cost of sales	145,272	97,179
Gross profit	39,983	30,839
Gross profit %	21.6%	24.1%

Selling, general and administrative expenses	31,149	21,024
Research and development expenses	1,615	1,050
Operating income	7,219	8,765

Other expense, net of interest expense	(5,081)	(1,985)

Income before income taxes	2,138	6,780
Income tax provision	1,684	2,395
Net income	$454	$4,385

Net income per common share	$0.01	$0.15

Diluted net income per common share	$0.01	$0.15

Weighted average shares outstanding:
Basic	34,975	29,518
Diluted	35,259	29,840

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Aceto Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per-share amounts)

	(unaudited)
	September 30, 2017	June 30, 2017
Assets
Current Assets:
Cash and cash equivalents	$72,100	$55,680
Investments	3,048	2,046
Trade receivables: less allowance for doubtful accounts: September 30, 2017 $476; and June 30, 2017 $485	240,620	260,889
Other receivables	11,897	12,066
Inventory	135,119	136,387
Prepaid expenses and other current assets	4,916	3,941
Deferred income tax asset, net	-	546

Total current assets	467,700	471,555

Property and equipment, net	11,569	10,428
Property held for sale	6,250	7,152
Goodwill	237,004	236,970
Intangible assets, net	277,247	285,081
Deferred income tax asset, net	10,991	19,453
Other assets	7,212	7,546

Total Assets	$1,017,973	$1,038,185

Liabilities and Shareholders' Equity

Current liabilities:
Current portion of long-term debt	$14,482	$14,466
Accounts payable	98,013	90,011
Accrued expenses	114,654	118,328
Total current liabilities	227,149	222,805

Long-term debt, net	317,097	339,200
Long-term liabilities	62,743	61,449
Environmental remediation liability	1,754	2,339
Deferred income tax liability	-	7,325
Total liabilities	608,743	633,118

Commitments and contingencies

Shareholders' equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value: (75,000 shares authorized; 30,581 and 30,094 shares issued and outstanding at September 30, 2017 and June 30, 2017, respectively)	306	301
Capital in excess of par value	217,439	214,198
Retained earnings	194,171	195,680
Accumulated other comprehensive loss	(2,686)	(5,112)
Total shareholders' equity	409,230	405,067

Total liabilities and shareholders' equity	$1,017,973	$1,038,185

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Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)

(in thousands, except per share amounts)

	(unaudited) Three Months Ended September 30, 2017	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2017	(unaudited) Three Months Ended September 30, 2016	(unaudited) Diluted Net Income Per Common Share Three Months Ended September 30, 2016

Net income, as reported	$454	$0.01	$4,385	$0.15

Adjustments:

Amortization of intangible assets	7,929	0.22	2,791	0.09
Transaction costs related to acquisitions	-	-	1,809	0.06
Separation costs	4,064	0.11	-	-
Amortization of debt discount (non-cash interest expense)	1,304	0.04	1,223	0.04
Amortization of debt issuance costs	209	0.01	209	0.01
Amortization of deferred financing costs	270	0.01	-	-
Environmental charge	902	0.03	170	0.01

Adjusted income excluding charges	15,132	0.43	10,587	0.36
Adjustments to provision for income taxes including impact of ASU 2016-09	4,450	0.13	2,310	0.08

Adjusted net income (Non-GAAP)	$10,682	$0.30	$8,277	$0.28

Diluted weighted average shares outstanding	35,259	35,259	29,840	29,840

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company's financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company's financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units. The Company does not provide reconciliations of GAAP and non-GAAP projections as such projections are intended for directional purposes only.

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